Exhibit 10.9

OFFICE OF INSURANCE REGULATION

DAVID ALTMAIER

COMMISSIONER

IN THE MATTER OF:	CASE NO.: 290103-21-CO

Application for the Issuance of a Permit to SLIDE INSURANCE COMPANY to Form an Authorized Domestic Insurer and for the Subsequent Issuance of a Certificate of Authority /

CONSENT ORDER

THIS CAUSE came on for consideration upon the filing with the FLORIDA OFFICE OF INSURANCE REGULATION (“OFFICE”) by SLIDE INSURANCE COMPANY (“APPLICANT”), of an application for the issuance of a Permit and a subsequent Certificate of Authority to APPLICANT as an authorized domestic insurer (“Application”), pursuant to Sections 624.401, 624.404, 624.413, 628.051, 628.061, 628.071, and 628.081, Florida Statutes, to write the (0010) Fire, (0020) Allied Lines, (0040) Homeowners Multi-Peril, (0050) Commercial Multi-Peril, and (0170) Other Liability lines of insurance in this state. Following a complete review of the entire record, and upon consideration thereof, and being otherwise fully advised in the premises, the OFFICE hereby finds, as follows:

1. The OFFICE has jurisdiction over the subject matter and the parties herein.

2. APPLICANT has applied for and, subject to the present and continuing satisfaction of the requirements, terms, and conditions established herein, has satisfactorily met all the conditions precedent to APPLICANT being granted a Permit to form a domestic insurer in Florida, pursuant to the requirements set forth by the Florida Insurance Code.

3. The Application represents that, prior to the issuance of a Certificate of Authority, APPLICANT will become a newly-formed Florida stock corporation with up to 10,000 shares of common stock authorized, each share having a par value of $1.00 United States Dollar (“USD”) per share. Initially, all of APPLICANT’s issued voting stock will be held by SLIDE INSURANCE HOLDINGS, INC. (“SLIDE HOLDINGS”), a Delaware corporation whose proposed ownership is as detailed in the Application and whose proposed President is BRUCE LUCAS.

4. If the OFFICE determines that any individual for whom APPLICANT is required to submit background information as part of this Application is unacceptable under the Florida Insurance Code, APPLICANT, SLIDE HOLDINGS, or BRUCE LUCAS shall remove or cause the removal of said person within 30 days of notice from the OFFICE and replace them with a person or persons acceptable to the OFFICE, or shall undertake such other corrective action as directed by the OFFICE. Failure to act would constitute an immediate serious danger to the public and the OFFICE may take administrative action as it deems appropriate upon the Permit or subsequent Certificate of Authority of APPLICANT without further proceedings, pursuant to Sections 120.569(2)(n) and 120.60(6), Florida Statutes. Such failure by APPLICANT, SLIDE HOLDINGS, or BRUCE LUCAS to take corrective action shall further constitute grounds to deny APPLICANT a Certificate of Authority.

5. APPLICANT and SLIDE HOLDINGS have filed with this Application a Plan of Operation, biographical information, legal documents, and other supporting documentation to obtain a Permit and subsequent Certificate of Authority for APPLICANT. In deciding to issue a Permit to APPLICANT, the OFFICE has relied on the accuracy and truthfulness of the documents provided by APPLICANT and SLIDE HOLDINGS. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS represent that the Application filed with the OFFICE and all related submissions and responses have been reviewed by APPLICANT, SLIDE HOLDINGS, or BRUCE LUCAS, and that these documents, as amended to date, are complete and correct in all respects. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS further represent that they have disclosed and provided, or will provide to the OFFICE, copies of all current understandings and agreements relating to the formation, funding, and future transaction of insurance by APPLICANT that will be entered into by APPLICANT, or any of its incorporators, officers, directors, or managing shareholders for such purposes.

6. APPLICANT represents that $300,000 USD of its initial capital will be used to complete the statutory deposit requirement of Section 624.411, Florida Statutes, with the Bureau of Collateral Management.

7. Final approval and issuance of APPLICANT’s Certificate of Authority shall be granted in writing by the OFFICE at such time as the OFFICE is satisfied that APPLICANT has complied with all provisions of this Consent Order and the OFFICE has received the following documents with 60 days of the execution of this Consent Order, unless otherwise specified herein, and the OFFICE is satisfied that the documents meet the requisite statutory and rule requirements:

a) Proof of the deposit of $300,000 USD with the Bureau of Collateral Management, as required by Section 624.411, Florida Statutes;

b) Proof of the initial deposit of cash into APPLICANT’s account in a Florida banking institution, which is a member of the Federal Reserve System and located in Florida, representing its initial capital funding, along with a written certification from the bank, signed by an officer of the bank, stating that such deposit has not been pledged as collateral or otherwise encumbered, hypothecated, or pledged, and that no such encumbrance or agreement to encumber exists;

c) Executed and notarized copies of the Articles of Incorporation of APPLICANT;

d) A copy of APPLICANT’s Articles of Incorporation certified by the Florida Secretary of State;

e) Board Resolution for the adoption of the Bylaws;

f) Evidence that APPLICANT’s Board of Directors has ratified the execution of this Consent Order by BRUCE LUCAS on APPLICANT’s behalf as President and one of its incorporators, and indicated its willingness to be bound by the terms, conditions, and representations stated herein;

g) Certificate of Status from the Florida Secretary of State;

h) Federal Employers Identification Number (FEIN);

i) Copy of the fully-executed Managing Agency Contract;

j) Copy of the fully-executed Master Agreement;

k) Acknowledgement that for the 3 years immediately following the issuance of a Certificate of Authority, APPLICANT shall file with the OFFICE, on an annual basis, no later than June 1 of each year, a catastrophe loss model with probable maximum loss estimate amounts for a 1:100-year storm based upon APPLICANT’s exposure information on policies in force as of March 31 of the then-current year. The OFFICE reserves the right to require APPLICANT to provide additional modeling at the sole discretion of the OFFICE. APPLICANT shall include in the filings any update· to its exposure management plan which will identify the company’s ability to provide satisfactory financial capacity to cover the company’s exposure to catastrophic hurricane loss. APPLICANT shall also include specific plans that will limit exposure to a level within the company’s financial capacity. Based upon the OFFICE’s review of said models and plans, the OFFICE may require APPLICANT to take corrective action to cure any overexposure identified by the OFFICE, including, but not limited to, the purchase of additional reinsurance or an additional contribution to surplus;

l) Copy of specimen marketing and solicitation materials;

m) Copy of the initial, fully-executed Holding Company Registration Statement for APPLICANT; and

n) Executed copies of all other agreements not mentioned above, relating to the formation, operations, and management of APPLICANT.

8. APPLICANT shall, within 10 days of receiving its Certificate of Authority, submit to the OFFICE its National Association of Insurance Commissioners (“NAIC”) Company Code assignment.

9. If, at the time of submitting documents for its Certificate of Authority, there are any new officers, directors, or 10% or greater shareholders of APPLICANT, then APPLICANT shall file with the OFFICE biographical affidavits, fingerprint cards, authority for release of information forms, and background investigation reports for these individuals at such time.

10. APPLICANT acknowledges and agrees that, if the OFFICE determines that the documentation specified in paragraph 7 above is not submitted as required, is incomplete, or does not meet the requisite statutory or rule requirements, the OFFICE shall hold the Certificate of Authority component of the Application in abeyance and withdraw the Application from consideration until such time as the required documentation has been submitted to the OFFICE for review.

11. Upon the issuance of a Certificate of Authority to APPLICANT, APPLICANT shall further comply with the following:

a) APPLICANT shall not transact business until APPLICANT’s forms and rates have been approved in writing by the OFFICE;

b) APPLICANT shall comply with the requirements of Section 624.424, Florida Statutes, including, but not limited to, the filing of the annual statement, quarterly statements, an annual statement of opinion on loss and loss adjustment expense reserves, and the annual independent audited financial report;

c) APPLICANT shall maintain its principal place of business in Florida and shall make available to the OFFICE complete records of its affairs. APPLICANT shall also maintain its office, records, and assets in Florida pursuant to Section 628.271, Florida Statutes. The physical form, if any, of the assets shall also be maintained in Florida, or in compliance with Section 628.511, Florida Statutes;

d) Notwithstanding other applicable surplus requirements, APPLICANT shall maintain Total Adjusted Capital of at least 300% of its Authorized Control Level Risk-Based Capital. Total Adjusted Capital and Authorized Control Level Risk-Based Capital are defined in Section 624.4085(1)(b) and Section 624.4085(1)(q), Florida Statutes;

e) APPLICANT shall at all times employ one or more persons with the requisite knowledge and experience in statutory accounting to be able to advise, and file statements on behalf of APPLICANT, in accordance with the Statements of Statutory Accounting Principles established and maintained by the NAIC. If, at any time, APPLICANT does not have such persons on staff or under contract, APPLICANT will notify the OFFICE within 3 business days and provide a timeline acceptable to the OFFICE for when such positions will be filled, or contractual relationships established;

f) APPLICANT shall maintain sufficient and adequate internal controls and supervision of any external contractor providing services in connection with the insurance transactions of APPLICANT, and shall further assume responsibility for the actions of said contractor as they relate to any performance under the service agreements;

g) APPLICANT agrees that any managerial, administrative, or cost-sharing arrangements involving APPLICANT shall be in accordance with a formal written agreement and contain, at a minimum, the following:

i. A requirement of monthly cash settlement of any expenses incurred for the month; and

ii. A clear delineation of the financial boundaries of each operation.

Further, APPLICANT shall not bear any occupancy expenses for space which is occupied by any other entity and, upon examination, shall be prepared to demonstrate how the occupancy cost and space is allocated among co-located entities;

h) APPLICANT shall not write business in any state outside of Florida without the prior written approval of the OFFICE;

i) As a condition of the OFFICE’s issuance of a Certificate of Authority to APPLICANT, APPLICANT shall maintain a deposit with the Bureau of Collateral Management, in the amount of at least $300,000 USD as required by Section 624.411, Florida Statutes;

j) APPLICANT shall, within 6 months, file with the Division of Investigative and Forensic Services an acceptable anti-fraud/SIU plan that complies with Section 626.9891, Florida Statutes, and Chapter 69D-2, Florida Administrative Code. Further APPLICANT shall thereafter maintain such plan;

k) Any agreements that APPLICANT enters into with any affiliated person, entity, or related party, as defined in Statement of Statutory Accounting Principles No. 25 of the NAIC Accounting Practices and Procedures Manual, shall be in writing and shall be submitted to the OFFICE for the OFFICE’s review and prior written approval. “Affiliate” and “affiliated person” shall have the same meaning as in Section 624.10, Florida Statutes;

l) APPLICANT shall submit to the OFFICE, no less than annually, all required filings, pursuant to Section 627.0645, Florida Statutes, and Rule 690-170.007, Florida Administrative Code;

m) APPLICANT shall file with the OFFICE all premium growth reports as required by Section 624.4243, Florida Statutes;

n) APPLICANT acknowledges that any reinsurance agreement it enters into shall maintain compliance with Sections 624.404(4) and 624.610, Florida Statutes;

o) APPLICANT shall file a completed and executed copy of any custody account agreement, which shall contain all of the required provisions of Rule 690-143.042, Florida Administrative Code, and any investment management agreement to which it is a party;

p) APPLICANT’s ultimate controlling persons, as defined in Section 628.801(2), Florida Statutes, shall file with the OFFICE the Enterprise Risk Report required by Section 628.801(2), Florida Statutes, and any and all additional information necessary to evaluate the enterprise risk of APPLICANT and APPLICANT’s affiliates;

q) APPLICANT shall file updates to its Holding Company Registration Statement, as required by Section 628.801, Florida Statutes, and Rule 690-143.046, Florida Administrative Code;

r) During the 3 years following the entry of this Consent Order, APPLICANT shall pay only those dividends that have been approved in advance and in writing by the OFFICE;

s) For the first 3 years following APPLICANT’s receipt of a Certificate of Authority, any change in the officers and directors of APPLICANT shall be subject to the prior written approval of the OFFICE;

t) APPLICANT shall comply with its Plan of Operation and supporting documents as submitted with the Application. Written approval must be secured from the OFFICE prior to any material deviation from said Plan of Operation;

u) Any arrangement or agreement with an affiliated party, for the provision of administrative services shall be evidenced by a written contract. Any such contract shall comply with the following requirements:

i. APPLICANT must have the right to terminate the contract for cause;

ii. The contract shall contain a provision with respect to the underwriting or other standards pertaining to the business underwritten by APPLICANT;

iii. The contract shall be retained as part of the official records of both the affiliate and APPLICANT for the term of the contract and 5 years afterward;

iv. Payment to the affiliate of any premiums or charges for insurance by or on behalf of the insured shall be deemed to have been received by APPLICANT, and return premiums or claims payments forwarded by APPLICANT to the affiliate shall not be deemed to have been paid to the insured or claimant until such payments are received by the insured or claimant;

v. The affiliate shall hold all funds collected on behalf of or for APPLICANT as well as all return premiums received from APPLICANT in a fiduciary capacity in trust accounts;

vi. The affiliate shall adhere to underwriting standards, rules, procedures, and manuals setting forth the rates to be charged, and the conditions for the acceptance or rejection of risks as determined by APPLICANT;

vii. All fees and charges must be specified in the contract and they must be comparable to fees charged to any other insurer for which similar contracted services are provided by the affiliate; or, if the affiliate does not perform such services for other insurers, the fees charged must be reasonable in relation to the services provided;

viii. All claims paid by the affiliate from funds collected on behalf of APPLICANT shall be paid only on drafts of, and as authorized by, APPLICANT;

ix. APPLICANT shall retain the right of continuing access to books and records maintained by the affiliate sufficient to permit APPLICANT to fulfill all of its contractual obligations to insured persons, subject to any restrictions in the written agreement between APPLICANT and the affiliate on the proprietary rights of the parties in such books and records;

x. The affiliate shall provide written notice approved by APPLICANT to insured individuals advising them of the identity of, and relationship among, the affiliate, the policyholder, and APPLICANT; and

xi. Any policies, certificates, booklets, termination notices, or other written communications delivered by APPLICANT to the affiliate for delivery to its policyholders shall be delivered by the affiliate promptly after receipt of instructions from APPLICANT to deliver them;

v) APPLICANT shall take necessary steps to effectuate membership in the associations or funds, as required by the following statutes, and to comply with the conditions contained in such entities’ Plans of Operation. Further, APPLICANT agrees to pay any and all assessments levied by such entities and applicable laws. APPLICANT acknowledges full responsibility for determining the associations or funds it is required to join, pursuant to Sections 215.555, 627.311(4), 627.351(1), 627.351(4), 627.351(6), 627.3515, 631.55, 631.715, and 631.911, Florida Statutes. APPLICANT further acknowledges its statutory obligations pursuant to the aforementioned statutes and will continually monitor the various associations or funds that it is required to join as determined by the lines of business on its Certificate of Authority. Further, APPLICANT shall, based upon the lines of business on its Certificate of Authority, continually monitor and comply with statutory requirements regarding its membership in the associations and funds that are identified herein or that may be established in the future;

w) Any managing general agent and related contracts entered into by APPLICANT following the issuance of a Certificate of Authority shall meet the requirements of Sections 626.015(16)(a) and 626.7451, Florida Statutes;

x) APPLICANT shall obtain written approval from the OFFICE prior to contracting with any managing general agent or charging any policy fees related to contracting with, or services provided by, a managing general agent other than that approved by the OFFICE with this Application;

y) APPLICANT shall obtain the prior written approval of the OFFICE before amending, updating, or changing any managing general agent contracts entered into by APPLICANT;

z) APPLICANT shall ensure that any agent it utilizes in Florida shall be properly appointed, pursuant to Section 626.8419, Florida Statutes.

aa) APPLICANT acknowledges that it shall not enter into a reinsurance arrangement with a captive without prior written approval of the OFFICE; and

bb) APPLICANT acknowledges that it shall maintain compliance with Rule 690-143.047, Florida Administrative Code.

12. Following the placement of APPLICANT’s reinsurance program, APPLICANT shall submit to the OFFICE any necessary revision to its 3-year Pro Forma Financial Statements reflective of the actual costs of reinsurance obtained if any material deviation should occur from the Pro Forma Financial Statements submitted with the Application. APPLICANT agrees that the OFFICE’s review of said revised Pro Forma Financial Statements may result in the need for additional surplus or other financial requirements, as deemed appropriate by the OFFICE.

13. APPLICANT and SLIDE HOLDINGS shall ensure that any agreement APPLICANT is party to or governed by, with respect to any and all pro rata and excess of loss reinsurance coverage, shall provide for terms and pricing to be procured at open market terms. APPLICANT or SLIDE HOLDINGS shall conduct sufficient due diligence, through a broker or otherwise, and shall solicit legitimate written quotes from potential third-party reinsurers through a firm order prior to entering into a quota share or excess of loss agreement.

14. APPLICANT shall not enter into any reinsurance or brokerage agreement, whether or not affiliated, that requires approval from the reinsurer or broker regarding any potential sale of APPLICANT.

15. APPLICANT or SLIDE HOLDINGS shall notify the OFFICE within 10 business days of any breach, non-performance of, or default under, any servicing agreement with affiliates or third-party vendors providing services, directly or indirectly, to APPLICANT that could result in or cause a material adverse change in the financial condition, business performance, operations, or property of APPLICANT.

16. APPLICANT shall file with the OFFICE, via the NAIC’s electronic filing system, full and true statements of its financial condition, transactions, and affairs as required by Section 624.424, Florida Statutes, in a complete and timely manner. APPLICANT shall be subject to the requirements of Parts I and II of Chapter 625, Florida Statutes. Non-qualifying assets or investments in excess of limitations shall be non-admitted by the OFFICE and the surplus as to policyholders adjusted accordingly.

17. Pursuant to Section 628.071, Florida Statutes, if the OFFICE has not issued APPLICANT a Certificate of Authority within 1 year of the date of the execution of this Consent Order, APPLICANT’s Permit shall no longer be valid.

18. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS affirm and represent that all information, explanations, representations, statements, and documents provided to the OFFICE in connection with this Application, including all attachments and supplements thereto, are true and correct and fully describe all transactions, agreements, ownership structures, understandings, and control with regard to the formation, licensure, and future operation of APPLICANT. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS further agree and affirm that said information, explanations, representations, statements, and documents, including all attachments and supplements thereto, are material to the issuance of this Consent Order and have been relied upon by the OFFICE in its determination to enter into this Consent Order.

19. Any deadlines, reporting requirements, other provisions, or requirements set forth in this Consent Order may be altered or terminated by written approval of the OFFICE. Such approval must be requested in writing prior to any proposed deviation from the terms of this Consent Order.

20. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS affirm that all requirements set forth herein are material to the issuance of this Consent Order.

21. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS expressly waive a hearing in this matter, the making of findings of fact and conclusions of law by the OFFICE, and all further and other proceedings to which they may be entitled by law or rules of the OFFICE. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS hereby knowingly and voluntarily waive all rights to challenge or to contest this Consent Order in any forum available to them, now or in the future, including the right to any administrative proceeding, state or federal court action, or any appeal.

22. Each party to this action shall bear its own costs and fees.

23. APPLICANT, SLIDE HOLDINGS, and BRUCE LUCAS upon execution of this Consent Order, failure to adhere to one or more of the terms and conditions contained herein may result in the OFFICE revoking, suspending, or taking other action as the OFFICE deems appropriate upon APPLICANT’s Permit or subsequent Certificate of Authority in in this state in accordance with Sections 120.569(2)(n) and 120.60(6), Florida Statutes..

24. The parties agree that this Consent Order shall be deemed to be executed when the OFFICE has signed and docketed a copy of this Consent Order bearing their notarized signature or the notarized signature of their authorized representatives.

WHEREFORE, the agreement between SLIDE INSURANCE COMPANY, SLIDE HOLDINGS, BRUCE LUCAS, and the FLORIDA OFFICE OF INSURANCE REGULATION, the terms and conditions of which are set forth above, is approved, and the Application for the issuance of a Permit to SLIDE INSURANCE COMPANY, pursuant to Sections 624.401, 624.404, 624.413, 628.051, 628.061, 628.071, and 628.081, Florida Statues, is hereby APPROVED.

FURTHER, all terms and conditions contained herein are hereby ORDERED.

DONE and ORDERED this 7th day of January, 2022

SEAL	/s/ David Altmaier David Altmaier, Commissioner Office of Insurance Regulation

By execution hereof, Bruce Lucas consents to entry of this Consent Order, agrees without reservation to all the above terms and conditions, and shall be bound by all provisions herein. The undersigned represents that he has the authority to bind SLIDE INSURANCE COMPANY, as President and one of its incorporators, to the terms and conditions of this Consent Order.

SLIDE INSURANCE COMPANY

By:	/s/ Bruce Lucas

Print Name:	Bruce Lucas
Title:	Incorporator/President

Date:	1/6/2022

STATE OF Florida

COUNTY OF Pinellas

The foregoing instrument was acknowledged before me by means of ☒ physical presence or ☐

online notarization, this 6 day of Jan 2022,	by	Bruce Lucas
(name of person)

as	President	for	Slide Insurance Co.
	(type of authority; e.g., officer, trustee, attorney in fact)		(company name)

/s/ Kari Hyde (Signature of the Notary) Kari Hyde (Print, Type or Stamp Commissioned Name of Notary)

Personally Known X OR Produced Identification ______

Type of Identification Produced

My Commission Expires: 5/18/2024

By execution hereof, SLIDE INSURANCE HOLDINGS, INC., consents to entry of this Consent Order, agrees without reservation to all the above terms and conditions, and shall be bound by all provisions herein. The undersigned represents that they have the authority to bind SLIDE INSURANCE HOLDINGS, INC. to the terms and conditions of this Consent Order.

SLIDE INSURANCE COMPANY

By:	/s/ Bruce Lucas

Print Name:	Bruce Lucas
Title:	CEO/President

Date:	1/6/2022

STATE OF Florida

COUNTY OF Pinellas

The foregoing instrument was acknowledged before me by means of ☒ physical presence or ☐

online notarization, this 6 day of Jan 2022,	by	Bruce Lucas
(name of person)

as	President	for	Slide Insurance Co.
	(type of authority; e.g., officer, trustee, attorney in fact)		(company name)

Kari Hyde
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known X OR Produced Identification ______ Type of Identification Produced

My Commission Expires: 5/18/2024			(Signature of the Notary)

By execution hereof, BRUCE LUCAS consents to entry of this Consent Order, agrees without reservation to all the above terms and conditions, and shall be bound by all provisions herein. The undersigned represents that he has the authority to represent the proposed owners of SLIDE INSURANCE HOLDINGS and to bind them to the terms and conditions of this Consent Order.

/s/ Bruce Lucas
BRUCE LUCAS

Date:	1/6/2022

STATE OF Florida

COUNTY OF Pinellas

The foregoing instrument was acknowledged before me by means of ☒ physical presence or ☐

online notarization, this 6 day of Jan 2022,	by	Bruce Lucas
(name of person)

as	President	for	Slide Insurance Co.
	(type of authority; e.g., officer, trustee, attorney in fact)		(company name)

Kari Hyde
(Print, Type or Stamp Commissioned Name of Notary)

Personally Known X OR Produced Identification ______ Type of Identification Produced

My Commission Expires: 5/18/2024			(Signature of the Notary)

COPIES FURNISHED TO:

BRUCE LUCAS, PRESIDENT

Slide Insurance Company

Slide Insurance Holdings, Inc.

4934 Saint Croix Drive

Tampa, FL 33029

Telephone: (713) 927-4538

Email: bruce@slideinsurance.com

FRED KARLINSKY, ESQUIRE

Greenberg Traurig LLP

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Telephone: (954) 768-8278

Email: karlinskyf@gtlaw.com

ALISON STERETT, FINANCIAL ADMINISTRATOR

Property & Casualty Financial Oversight

Florida Office of Insurance Regulation

200 East Gaines Street

Tallahassee, FL 32399

JEANNINE CARROLL, FINANCIAL EXAMINER/ANALYST SUPERVISOR

Property & Casualty Financial Oversight

Florida Office of Insurance Regulation

200 East Gaines Street

Tallahassee, FL 32399

SHANNON MICHELLE HARP-ALEXANDER, ESQ., ASSISTANT GENERAL COUNSEL

Florida Office of Insurance Regulation

200 East Gaines Street

Tallahassee, FL 32399

Telephone: (850) 413-4213

E-Mail: Michelle.Harp-Alexander@floir.com